                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 5, 1999
                                                   ---------------


                        CONSO INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



       South Carolina                0-22942                 57-0986680
----------------------------      ------------          -------------------
(State or other jurisdiction      (Commission              (IRS Employer
      of incorporation)           File Number)          Identification No.)



       513 North Duncan Bypass, Union, South Carolina       29379
       ----------------------------------------------     --------
        (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:   803/427-9004
                                                      ------------

                                 Not applicable
                   ------------------------------------------
                   (Former name or former address, if changed
                              since last report.)




                             Exhibit Index on Page 4


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ITEM 5.  OTHER EVENTS.

         On October 5, 1999, Conso International Corporation (the "Company") entered into a Merger Agreement (the "Merger Agreement") with CIC Acquisition Co. ("Parent") and CIC Acquisition Sub, Inc. ("Acquisition Sub"). Parent and Acquisition Sub are corporations newly formed by an investor group that includes
J. Cary Findlay, the Company's Chairman and Chief Executive Officer, other members of the Company's management, and Citicorp Venture Capital, Ltd. Pursuant to the Merger Agreement and the related Plan of Merger, and subject to shareholder approval and other closing conditions, Acquisition Sub will be merged with and into the Company with the Company continuing as the surviving corporation (the "Merger"). In the Merger, each outstanding share of the Company's Common Stock (except for a portion of J. Cary Findlay's shares, which would converted to equity in the surviving corporation), would be converted into the right to receive $9.00 per share in cash.

         The Company's Board of Directors has approved the Merger Agreement and the transactions contemplated thereby, in accordance with the recommendation of a Special Committee of outside directors. The proposed transaction is subject to various conditions, including approval by the Company's shareholders, regulatory approvals, receipt of funding under financing commitments, and other customary closing conditions. The financing commitments obtained by the investor group are also subject to customary closing conditions.

         J. Cary Findlay has entered into a Support Agreement with Acquisition Sub dated as of October 5, 1999 pursuant to which he has agreed, subject to certain conditions, to vote all shares of the Company's Common Stock owned directly by him, representing approximately 39.1% of the Company's Common Stock, in favor of the Merger. The Company will, as soon as practicable, prepare and distribute a proxy statement to its shareholders for the approval of the Merger Agreement and the Merger at a special meeting of shareholders. The Company currently anticipates that such special meeting will be held in December 1999 or January 2000 and that the Merger, if approved by the Company's shareholders, would be effected shortly after the meeting.

         The foregoing summary of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Merger Agreement which is filed herewith as Exhibit 2 and is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

Exhibit 2 Merger Agreement dated as of October 5, 1999 among CIC Acquisition Co., CIC Acquisition Sub, Inc. and Conso International Corporation.

Exhibit 99  Press Release dated October 6, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CONSO INTERNATIONAL CORPORATION



                              By:     /s/ J. Cary Findlay
                                Name:     J. Cary Findlay
                                Title:    Chairman of the Board,
                                          President and Chief Executive Officer

Dated:  October 8, 1999















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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    EXHIBITS

                                    FORM 8-K
                                 CURRENT REPORT

Date of Report                                          Commission File Number
October 5, 1999                                                        0-22942


                         CONSO INTERNATIONAL CORPORATION

                                  EXHIBIT INDEX


Exhibit No.                         Exhibit Description
-----------                         -------------------

     2 Merger Agreement dated as of October 5, 1999 among CIC Acquisition Co., CIC Acquisition Sub, Inc. and Conso International Corporation

     99           Press Release dated October 6, 1999.